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                                                                      EXHIBIT 21

                  LOMAS FINANCIAL CORPORATION AND SUBSIDIARIES

                              CORPORATE STRUCTURE
                                 June 30, 1995


    The consolidated structure of the Company is set forth in the following table which identifies each corporate entity's subsidiaries and shows the state of incorporation in which each of LFC and its subsidiaries are incorporated. Except as otherwise specified, each entity is headquartered at 1600 Viceroy Drive in Dallas.

                                                                   State of
  Corporation                                                    Incorporation
  -----------                                                    -------------
  Lomas Financial Corporation(1)  . . . . . . . . . . . . . . . .  Delaware
    Lomas Mortgage USA, Inc.  . . . . . . . . . . . . . . . . . .  Connecticut
      Lomas Mortgage Services, Inc. . . . . . . . . . . . . . . .  Delaware
      Property Exchange USA, Inc. . . . . . . . . . . . . . . . .  Texas
      Lomas Field Services, Inc.  . . . . . . . . . . . . . . . .  Nevada
      Gibraltar Deed Company  . . . . . . . . . . . . . . . . . .  California
      Lomas Insurance Services, Inc.  . . . . . . . . . . . . . .  Connecticut
        Lomas Insurance Services of Arizona, Inc.(2)  . . . . . .  Arizona
          Lomas Insurance Services of Florida, Inc.(2)  . . . . .  Florida
          Lomas Insurance Services of Louisiana, Inc.(2)  . . . .  Louisiana
          Lomas General Insurance Services, Inc.(2) . . . . . . .  Texas
          Lomas Insurance Services of Virginia, Inc.(2) . . . . .  Virginia
      L&N Funding Corporation . . . . . . . . . . . . . . . . . .  Delaware
      ST Lending, Inc.  . . . . . . . . . . . . . . . . . . . . .  Delaware
        Meaderose, Inc. . . . . . . . . . . . . . . . . . . . . .  Nevada
        L&N Consultants, Inc.(4)  . . . . . . . . . . . . . . . .  Nevada
          LNC Holdings, Inc.  . . . . . . . . . . . . . . . . . .  Nevada
      Lomas New York, Inc.  . . . . . . . . . . . . . . . . . . .  New York
      Lomas Mortgage Funding Corporation  . . . . . . . . . . . .  Texas
    INTELLIFILE, INC.(3)  . . . . . . . . . . . . . . . . . . . .  Nevada
    Lomas Information Systems, Inc. . . . . . . . . . . . . . . .  Nevada
    Lomas Management, Inc.  . . . . . . . . . . . . . . . . . . .  Nevada
      Custodial Funding Corporation . . . . . . . . . . . . . . .  Nevada
    Lomas Properties, Inc.  . . . . . . . . . . . . . . . . . . .  Texas
      Louisiana National Land Corporation . . . . . . . . . . . .  Louisiana
      Lomas Investment Properties, Inc. . . . . . . . . . . . . .  Nevada
      Bay South, Inc. . . . . . . . . . . . . . . . . . . . . . .  Nevada
      Naples Bay View, Inc. . . . . . . . . . . . . . . . . . . .  Florida
    Financial Insurance Ltd.(5) . . . . . . . . . . . . . . . . .  Bermuda
    Lomas Housing Management Corp.  . . . . . . . . . . . . . . .  Texas
    Roosevelt Office Center, Inc.(6)  . . . . . . . . . . . . . .  New York
    Vistamar, Inc.  . . . . . . . . . . . . . . . . . . . . . . .  Puerto Rico
    LLG Lands, Inc. . . . . . . . . . . . . . . . . . . . . . . .  Arkansas

Notes to Table of Corporate Structure:
(1) Unless otherwise stated, each affiliated entity is a corporation and is 100 percent owned by the indicated parent company.
(2) Located at 1420 Viceroy Drive, Dallas, Texas 75235.
(3) Located at 8600 Harry Hines, Dallas, Texas 75235.
(4) 100 percent of common stock owned by LFC but only 50 percent of the voting stock. Preferred stock owned by third parties including 50 percent of the voting stock.
(5) Located at Dorchester House, P.O. Box HM2020, Church Street, Hamilton 5, Bermuda.
(6) Located at 67 Wall Street, Suite 2411, New York, New York 10005.